Exhibit 10.1

Ashanti Goldfields (Teberebie) Limited

(Registered in the Cayman Islands)

Ugland House

P O Box 309

South Church Street

Tortola

Grand Cayman

Cayman Islands

To:

Pioneer Goldfields II Limited (the “Seller”)

C/o Carey Langlois

7 New Street

St Peter Port

Guernsey

Channel Islands

Pioneer Investment Management USA Inc. (formerly The Pioneer Group, Inc.)(“PGI”)

60 State Street

Boston

Massachusetts

USA

Ashanti Goldfields Company Limited (“AGC”)

Gold House

Patrice Lumumba Road

Roman Ridge

PO Box 2665

Accra

Ghana

Date: 19 March 2003

Dear Sirs

Purchase Agreement (“Purchase Agreement”) dated as of 11 May 2000 between (1) AGC; (2) the Seller; (3) PGI; and (4) Ashanti Goldfields (Teberebie) Limited (the “Buyer”) and Promissory Note (the “Note”) dated 19 June 2000 made by the Buyer in favor of the Seller.

Please confirm, by countersigning a copy of this letter, your agreement to amend the Purchase Agreement with effect from the date hereof pursuant to section 21(a) thereof as follows:

(a)	the reference in section 2.3(a) of the Purchase Agreement to “Eighteen Million Seven Hundred and Ninety-Nine Thousand Nine Hundred and Ninety-Nine U.S. Dollars (US$18,799,999) (the “Base Purchase Price”)”

shall be replaced by “Seventeen Million Six Hundred and Ninety-Nine Thousand Nine Hundred and Ninety-Nine U.S. Dollars (US$17,699,999) (the “Base Purchase Price”)”;

(b)	the reference in section 2.3 (c) (iv) of the Purchase Agreement to “Three Million, Seven Hundred and Fifty Thousand U.S Dollars (US$3,750,000)” shall be replaced by “Four Million, Seven Hundred Thousand U.S. Dollars (US$4,700,000)”;

(c)	section 2.3 (c) (v) of the Purchase Agreement shall be deleted in its entirety;

(d)	the reference in section 14.4 of the Purchase Agreement to “the expiry of 5 years from the Closing Date” shall be replaced by “19 March 2003 (the “End Date”)”; and

(e)	the following sentence shall be added to the end of section 14.4: “Notwithstanding the foregoing or anything to the contrary contained in this Agreement, neither party shall have any obligation whatsoever to indemnify the other party pursuant to section 14.1(a) or section 14.1(b), respectively, or otherwise under this Agreement, after the End Date.”

The parties hereto acknowledge and agree that no claims have been or will be asserted in writing as a claim for indemnification pursuant to Section 14 on or before the End Date, provided that if any such claim is asserted on or before the End Date, this amendment shall immediately become void and of no further force and effect.

Further, PGI’s obligation under sections 18.1, 18.2 and 18.3 of the Purchase Agreement to guarantee to the Buyer the Seller’s performance of its obligations under the Purchase Agreement will terminate effective simultaneously with the termination of the parties’ indemnification obligations on the End Date pursuant to subsection (e) above.

Please also confirm, by countersigning a copy of this letter, your agreement to amend the Note with effect from the date hereof as follows:

(a)	in the first paragraph of the Note the reference to “the principal sum of Thirteen Million Eight Hundred Thousand Dollars ($13,800,000)” shall be replaced by “the principal sum of Twelve Million Seven Hundred Thousand Dollars ($12,700,000)”;

(b)	in subsection 4. of the Note, the reference to “Three Million Seven Hundred Fifty Thousand U.S. Dollars (US$3,750,000)” shall be replaced by “Four Million Seven Hundred Thousand U.S. Dollars (US$4,700,000)”; and

(c)	subsection 5 shall be deleted in its entirety.

This amendment to the Purchase Agreement and Note shall be governed by New York law, other than the conflict of law provisions thereof.

Yours faithfully,

/s/    Kweku Awotwi

for and on behalf of Ashanti Goldfields(Teberebie) Limited

Pioneer Goldfields II Limited Agreed
By:	/s/ Stephen G. Kasnet
Name:	Stephen G. Kasnet
Title:	President
Date:	3/19/03

Pioneer Investment Management USA Inc. (formerly The Pioneer Group, Inc.) Agreed
By:	/s/ Mark D. Goodwin
Name:	Mark D. Goodwin
Title:	CFO
Date:	3/20/03

Ashanti Goldfields Company Limited Agreed
By:	/s/ Merene Botsio-Phillips
Name:	Merene Botsio-Phillips
Title:	General Counsel
Date:	19 March 2003